Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

CLOUD PEAK ENERGY RESOURCES LLC

CLOUD PEAK ENERGY FINANCE CORP.

(Exact name of Registrants as specified in their charters)

Delaware Delaware (State or other jurisdiction of incorporation or organization)	26-4073917 27-1254674 (I.R.S. Employer Identification Number)

505 S. Gillette Ave.

Gillette, Wyoming 82716

(307) 687-6000

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Senior Notes

ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Antelope Coal LLC	Delaware	93-0678952
Arrowhead I LLC	Delaware	45-5533024
Arrowhead II LLC	Delaware	38-3882098
Arrowhead III LLC	Delaware	36-4739696
Big Metal Coal Co. LLC	Delaware	46-0610200
Caballo Rojo Holdings LLC	Delaware	27-0604824
Caballo Rojo LLC	Delaware	74-2629409
Cloud Peak Energy, Inc.	Delaware	26-3088162
Cloud Peak Energy Logistics LLC	Oregon	93-0937973
Cloud Peak Energy Services Company	Delaware	87-0509797
Cordero Mining Holdings LLC	Delaware	27-0604837
Cordero Mining LLC	Delaware	23-2006991
Cordero Oil and Gas LLC	Delaware	27-4395726
Kennecott Coal Sales LLC	Oregon	93-0890466
Nerco Coal LLC	Delaware	93-0807859
Nerco Coal Sales LLC	Tennessee	93-0767134
Nerco LLC	Delaware	90-0633907
Prospect Land and Development LLC	Oregon	93-0826404
Resource Development LLC	Washington	93-0587027
Sequatchie Valley Coal Corporation	Tennessee	93-0799113
Spring Creek Coal LLC	Delaware	93-0678948
Western Minerals LLC	Oregon	93-0523201
Youngs Creek Holdings I LLC	Delaware	46-0783481
Youngs Creek Holdings II LLC	Delaware	20-8779722
Youngs Creek Mining Company, LLC	Delaware	20-8735734

(1)                  The address for the registrant guarantors is 555 S. Gillette Ave., Gillette, Wyoming 82716, and the telephone number for the registrant guarantors is (307) 687-6000.

Item 1.   General Information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.         Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.               Not applicable.

Item 16.  List of Exhibits.                    List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                                            A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.                                            A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.                                            See Exhibit 2

Exhibit 4.                                            Copy of By-laws of the trustee as now in effect.***

Exhibit 5.                                            Not applicable.

Exhibit 6.                                            The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.                                            A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                                            Not applicable.

Exhibit 9.                                            Not applicable.

*      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**   Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 24thth of February, 2014.

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

EXHIBIT 6

February 24th, 2014

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2013, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$19,641
Interest-bearing balances		187,583
Securities:
Held-to-maturity securities		12,346
Available-for-sale securities		215,837
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		51
Securities purchased under agreements to resell		18,962
Loans and lease financing receivables:
Loans and leases held for sale		10,277
Loans and leases, net of unearned income	778,519
LESS: Allowance for loan and lease losses	12,421
Loans and leases, net of unearned income and allowance		766,098
Trading Assets		32,465
Premises and fixed assets (including capitalized leases)		7,582
Other real estate owned		3,838
Investments in unconsolidated subsidiaries and associated companies		662
Direct and indirect investments in real estate ventures		7
Intangible assets
Goodwill		21,549
Other intangible assets		22,464
Other assets		54,238
Total assets		$1,373,600

LIABILITIES
Deposits:
In domestic offices		$1,000,959
Noninterest-bearing	272,069
Interest-bearing	728,890
In foreign offices, Edge and Agreement subsidiaries, and IBFs		94,619
Noninterest-bearing	633
Interest-bearing	93,986
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		9,042
Securities sold under agreements to repurchase		13,930

Dollar Amounts
In Millions

Trading liabilities	13,662
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	55,913
Subordinated notes and debentures	19,642
Other liabilities	27,989
Total liabilities	$1,235,756

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	103,010
Retained earnings	32,028
Accumulated other comprehensive income	2,080
Other equity capital components	0
Total bank equity capital	137,637
Noncontrolling (minority) interests in consolidated subsidiaries	207

Total equity capital	137,844

Total liabilities, and equity capital	$1,373,600

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
David Hoyt
Avid Modjtabai